SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2005

Frontier Insurance Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15022	14-1681606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Rock Hill Drive Rock Hill, New York	12775-0859
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 794-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

(b)

On July 5, 2005, Frontier Insurance Group, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie, New York (Case Number 05-36877 (CGM) for relief under Chapter 11 of the United States Bankruptcy Code. On September 23, 2005, Frontier filed its Plan of Reorganization (as amended, modified and supplemented, the “Plan”), together with a Disclosure Statement (as amended, modified and supplemented, the “Disclosure Statement”). The Disclosure Statement, approved by the Bankruptcy Court on October 24, 2005 for dissemination to creditors, provides information with respect to the Plan, Frontier and the bankruptcy designed to assist voting creditors in their decision to approve or disapprove the Plan. The Plan was confirmed by the Bankruptcy Court on December 1, 2005, following approval by the creditors, and will become effective upon fulfillment of certain conditions, anticipated to occur prior to the end of the 2005 calendar year.

The Plan provides for the reorganization of Frontier, as follows:

•	cancellation, termination and extinguishment of all outstanding shares of Frontier’s common stock, the holders of which will not receive any distribution, payment or economic benefit under the Plan,

•	issuance of all of the new common stock to Insurance Management Group, LLC (“IMG”), Frontier’s largest single creditor, holding Frontier’s secured and senior indebtedness, resulting in Frontier becoming a wholly-owned subsidiary of IMG which, in turn , is an indirect wholly-owned subsidiary of Lancer Financial Group, Inc. (“Lancer”), an insurance holding company.

•	the discharge of Frontier’s indebtedness, certain classes of which participate in the creditor trust referred to below,

•	a reorganized Frontier emerging from Chapter 11, wholly-owned by IMG, with its officers and directors the senior officers of Lancer, IMG’s indirect parent, free from all pre-petition claims and debt obligations.

The Plan provides for establishment of a creditor trust, to which Frontier will assign all of its causes of action. Recoveries thereunder will be distributed to the reorganized Frontier and certain classes of its former creditors on a sliding scale, dependent on the amount of recoveries and the classification of the Frontier debt held. The holders of Frontier’s common stock are not participants in the trust.

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of an inquiry by the SEC with respect to Frontier’s failure to file required reports under the Securities Exchange Act of 1934, as amended, since filing its Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2000 and, in anticipation of the SEC initiating a proceeding against Frontier under Section 12(j) of the Exchange Act, Frontier submitted an offer of settlement on or about December 6, 2005, consenting to the entry of an order by the SEC deregistering Frontier’s common stock under the Exchange Act; deregistration will have the effect of halting trading in the common stock. Frontier is awaiting the SEC’s response.

Item 9.01. Financial Statements and Exhibits.

( c ) Exhibits

2.2 – Chapter 11 Plan of Reorganization – attached as Exhibit A to related Disclosure Statement – technical amendments and Plan Supplement omitted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER INSURANCE GROUP, INC. (Registrant)

By:	/s/ Harry W. Rhulen
President and Chief Executive Officer

Dated: December 22, 2005

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